Exhibit 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

SECOND QUARTER 2007 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended June 30, 2007.

The results of operations presented in this release include TPGI’s results of operations for the three months and six months ended June 30, 2007 and 2006. The consolidated net income for the three months ended June 30, 2007 was $650,000 or $0.03 per share compared to consolidated net loss of $336,000 or $0.02 per share for the three months ended June 30, 2006. The consolidated net income for the six months ended June 30, 2007 was $395,000 or $0.02 per share compared to consolidated net loss of $1,764,000 or $0.12 per share for the six months ended June 30, 2006.

TPGI’s share of after tax cash flow (a non-GAAP financial measure), for the three months ended June 30, 2007 was $6,256,000 or $0.30 per share compared to after tax cash flow of $3,949,000 or $0.28 per share for the three months ended June 30, 2006. TPGI’s share of after tax cash flow for the six months ended June 30, 2007 was 9,503,000 or $0.54 per share compared to after tax cash flow of $5,354,000 or $0.37 per share for the six months ended June 30, 2006. We define after tax cash flow (ATCF) as net income (loss) excluding the following items: deferred income taxes, minority interest, non-cash charges for depreciation and amortization, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments and fair market value rent adjustments. ATCF is further described in note (c) to the financial statements below.

“During the quarter we acquired a 3.5 million square foot portfolio of ten properties in Austin, Texas, which provided us the opportunity to expand our investment management business by tapping new private equity sources,” said James A. Thomas, CEO and President. “We also completed a successful secondary offering of common stock, which netted the Company approximately $105 million for future growth.”

“We are pleased with the results of the first half of 2007, as we continue to increase the value of our portfolio through development and renovation,” Thomas added. “We believe our company is well positioned to take advantage of value-enhancing opportunities within our portfolio, our development pipeline, and our real estate markets.”

Financial schedules follow. Further information is available in the Supplemental Financial Information for the Second Quarter 2007, which is available in the Investor Relations section (Financial Information) on TPGI’s website at www.tpgre.com, or by calling Diana Laing, Chief Financial Officer, at the number below.

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Wednesday, August 8, 2007, at 10:00 a.m. Pacific Time. To participate in the call, dial 800-237-9752 (US) or 617-847-8706 (International), and provide confirmation code 63495859. A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through August 29, 2007 by calling 888-286-8010 (US) or 617-801-6888 (International), and providing confirmation code 57161950. A webcast replay of the call will also be available from the Investor Relations section of our website at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential, properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, both on a consolidated basis and through its strategic joint ventures, property development and redevelopment, and property management activities. The company seeks to capitalize on opportunities for above-average risk-adjusted investment returns from real estate ownership, while managing the volatility associated with the real estate industry through joint-venture ownership structures. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services, including interest rates, the availability of credit to finance commercial real estate transactions, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors That May Influence Future Results of Operations” in our 10-K for the year ended December 31, 2006, Amendment No. 1 thereto on Form 10-K/A and our quarterly reports on form 10-Q filed during fiscal 2007, which have been filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data).

(unaudited)

	Three months ended June 30,
	2007	2006
Revenues:
Rental	$8,219	$8,340
Tenant reimbursements	5,136	4,649
Parking and other	939	1,318
Investment advisory, management, leasing, and development services	2,177	2,369
Investment advisory, management, leasing, and development services unconsolidated real estate entities	5,308	4,166

Total revenues	21,779	20,842

Expenses:
Rental property operating and maintenance	3,985	3,849
Real estate taxes	1,549	1,463
Investment advisory, management, leasing, and development services	3,939	2,301
Rent—unconsolidated real estate entities	60	57
Interest	3,782	5,272
Depreciation and amortization	3,048	3,300
General and administrative	5,073	4,992

Total expenses	21,436	21,234

Gain on sale of real estate	1,420	—
Interest income	1,730	597
Equity in net loss of unconsolidated real estate entities	(1,363)	(1,364)
Minority interests—unitholders in the Operating Partnership	(941)	633
Minority interests in consolidated real estate entities	10	—

Income/(loss) before benefit (provision) for income taxes	1,199	(526)
Benefit (provision) for income taxes	(549)	190

Net income/(loss)	$650	$(336)

Basic income/(loss) per share	$0.03	$(0.02)

Diluted income/(loss) per share	$0.03	$(0.02)

Weighted average common shares—basic	20,540,116	14,332,397
Weighted average common shares—diluted	20,611,368	14,332,397

Reconciliation of net income (loss) to earnings before depreciation, amortization and deferred taxes (EBDT) (a):

Net income/(loss)	$650	$(336)
Adjustments:
Deferred income tax provision/(benefit)	549	(190)
Minority interests	931	(633)
Depreciation and amortization	3,048	3,300
Amortization of loan costs	82	89
Unconsolidated real estate entities:
Depreciation and amortization	4,265	3,455
Amortization of loan costs	358	318

EBDT	$9,883	$6,003

TPGI share of EBDT (b)	$5,537	$2,721

EBDT per share—basic	$0.27	$0.19

EBDT per share—diluted	$0.27	$0.19

Reconciliation of net income (loss) to after tax cash flow (ATCF) (c):
Net income/(loss)	$650	$(336)
Adjustments:
Deferred income tax provision/(benefit)	549	(190)
Minority interests	931	(633)
Depreciation and amortization	3,048	3,300
Amortization of loan costs	82	89
Non-cash compensation expense	1,068	2,029
Straight-line rent adjustments	1,439	1,423
Fair market value of rent adjustments	(2)	(167)
Unconsolidated real estate entities:
Depreciation and amortization	4,265	3,455
Amortization of loan costs	358	318
Straight-line rent adjustments	(930)	(560)
Fair market value of rent adjustments	(293)	(14)

ATCF	$11,165	$8,714

TPGI share of ATCF (b)	$6,256	$3,949

ATCF per share—basic	$0.30	$0.28

ATCF per share—diluted	$0.30	$0.28

Weighted average common shares—basic	20,540,116	14,332,397
Weighted average common shares—diluted	20,611,368	14,347,971

	Six months ended June 30,
	2007	2006
Revenues:
Rental	$16,381	$16,635
Tenant reimbursements	10,307	9,542
Parking and other	1,957	2,215
Investment advisory, management, leasing, and development services	4,380	3,783
Investment advisory, management, leasing, and development services—unconsolidated real estate entities	9,666	6,339

Total revenues	42,691	38,514

Expenses:
Rental property operating and maintenance	8,335	8,178
Real estate taxes	3,024	2,919
Investment advisory, management, leasing, and development services	6,271	4,104
Rent—unconsolidated real estate entities	120	114

	Six months ended June 30,
	2007	2006
Interest	8,043	10,759
Depreciation and amortization	6,107	6,405
General and administrative	10,191	8,266

Total expenses	42,091	40,745

Gain on sale of real estate	2,389	—
Loss from early extinguishment of debt	—	(360)
Interest income	2,569	1,272
Equity in net loss of unconsolidated real estate entities	(4,532)	(4,335)
Minority interests—unitholders in the Operating Partnership	(348)	3,325
Minority interests in consolidated real estate entities	35	(524)

Income/(loss) before benefit for income taxes	713	(2,853)
Benefit/(provision) for income taxes	(318)	1,089

Net income/(loss)	$395	$(1,764)

Basic income/(loss) per share	$0.02	$(0.12)

Diluted income/(loss) per share	$0.02	$(0.12)

Weighted average common shares—basic	17,468,385	14,328,162
Weighted average common shares—diluted	17,531,688	14,328,162

Reconciliation of net income (loss) to earnings before depreciation, amortization and deferred taxes (EBDT) (a):

Net income/(loss)	$395	$(1,764)
Adjustments:
Deferred income tax provision/(benefit)	318	(1,089)
Minority interests	313	(2,801)
Depreciation and amortization	6,107	6,405
Amortization of loan costs	163	261
Unconsolidated real estate entities:
Depreciation and amortization	8,119	6,682
Amortization of loan costs from discontinued operations	12	—
Amortization of loan costs	770	610

EBDT	$16,197	$8,304

TPGI share of EBDT (b)	$8,254	$3,784

EBDT per share—basic	$0.47	$0.26

EBDT per share—diluted	$0.47	$0.26

Reconciliation of net income (loss) to after tax cash flow (ATCF) (c):
Net income/(loss)	$395	$(1,764)
Adjustments:
Deferred income tax provision/(benefit)	318	(1,089)
Minority interests	313	(2,801)
Depreciation and amortization	6,107	6,405
Amortization of loan costs	163	261
Non-cash compensation expense	1,777	2,174
Straight-line rent adjustments	2,920	2,752
Fair market value of rent adjustments	(4)	(236)
Unconsolidated real estate entities:
Depreciation and amortization	8,119	6,682
Amortization of loan costs from discontinued operations	12	—
Amortization of loan costs	770	610
Straight-line rent adjustments	(1,836)	(1,256)

Fair market value of rent adjustments	(407)	10

ATCF	$18,647	$11,748

TPGI share of ATCF (b)	$9,503	$5,354

ATCF per share—basic	$0.54	$0.37

ATCF per share—diluted	$0.54	$0.37

Weighted average common shares—basic	17,468,385	14,328,162
Weighted average common shares—diluted	17,531,688	14,338,810

(a)	EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. EBDT as we define it excludes the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on an interest in our operating partnership of 56.03% and 45.32% for the three months ended June 30, 2007 and 2006, respectively, and 50.96% and 45.57% for the six months ended June 30, 2007.

(c)	ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) minority interests; iii) non-cash charges for depreciation and amortization; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; and vii) the adjustment to rental revenue to reflect the fair-market value of rents. Management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2007 (unaudited)	December 31, 2006 (audited)
ASSETS
Investments in real estate	$494,616	$442,798
Less accumulated depreciation	(111,821)	(106,644)

	382,795	336,154
Investments in unconsolidated real estate entities	61,762	52,364
Cash and cash equivalents	144,219	64,343
Restricted cash	20,514	21,500
Rents and other receivables, net	1,779	2,195
Receivables—unconsolidated real estate entities	4,097	4,074
Deferred rents	14,715	17,610
Deferred leasing and loan costs, net	14,168	14,707
Other assets	6,426	5,133

Total assets	$650,475	$518,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage, other secured, and unsecured loans	$352,915	$331,828
Accounts payable and other liabilities	44,350	35,458
Dividends and distributions payable	2,354	1,916
Prepaid rent	3,384	3,558
Deferred tax liability	—	2,392

Total liabilities	403,003	375,152

Minority interests:
Unitholders in the Operating Partnership	96,654	76,390
Minority interests in consolidated real estate entities	4,668	4,288

Total minority interests	101,322	80,678

Common stock	236	144
Limited voting stock	145	167
Additional paid-in capital	156,406	71,095
Retained deficit and dividends	(10,637)	(9,156)

Total stockholders’ equity	146,150	62,250

Total liabilities and stockholders’ equity	$650,475	$518,080